UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2009

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Pursuant to Regulation FD, the registrant hereby furnishes the information contained in the presentation materials attached as Exhibit 99.2 to this Current Report on Form 8-K, which information is incorporated into this Item 7.01 by this reference.

The registrant will broadcast the presentation live on the Internet at the registrant’s Investor Relations web site at www.3dsystems.com/ir  at 11:00 a.m. Eastern Time on Thursday, October 1, 2009.

Item 8.01.	Other Events.

On October 1, 2009, the registrant completed a non-material acquisition of the assets and certain of the liabilities of Acu-Cast Technologies, LLC, a provider of rapid prototyping and manufacturing services that offers precision parts made on a wide range of traditional and additive manufacturing systems and a variety of finishing, molding and casting capabilities.  Concurrently, the registrant announced the launch of 3Dproparts™, a rapid prototyping and manufacturing parts service. The registrant expects its 3Dproparts™ service to bring together a wide range of production and additive grade materials and the latest additive and traditional manufacturing systems to enable it to deliver to its customers a broad range of precision plastic and metal parts and assemblies.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 1, 2009 regarding acquisition of Acu-Cast assets

99.2	Webcast slides dated October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: October 1, 2009
/s/ ROBERT M. GRACE, JR.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	3D Systems Press Release regarding acquisition of Acu-Cast assets
99.2	3D Systems Webcast slides